UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2006

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On December 1, 2006, Kansas City Southern ("KCS" or the "Company") announced the departure of Robert B. Terry as its Senior Vice President, General Counsel and Corporate Secretary. The departure of Mr. Terry, which was effective November 30, 2006, terminated his employment agreement with the Company, which was previously effective as of October 1, 2004.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 1, 2006, the Company announced the departure of Robert B. Terry as its Senior Vice President, General Counsel and Corporate Secretary effective November 30, 2006.

Item 8.01 Other Events.

On December 1, 2006, the Company announced the reorganization of its law department and the appointment of William J. Wochner as its interim general counsel following the departure of its prior senior vice president, general counsel and corporate secretary, Robert B. Terry. A copy of the press release announcing such reorganization is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)

99.1 Press release dated December 1, 2006 issued by Kansas City Southern entitled "KCS Announces Legal Department Reorganization, William J. Wochner as Interim General Counsel" is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

December 5, 2006	By:	/s/ Patrick J. Ottensmeyer

Name: Patrick J. Ottensmeyer
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 1, 2006 issued by Kansas City Southern entitled "KCS Announces Legal Department Reorganization, William J. Wochner as Interim General Counsel."